                                                                     EXHBIT 99.8


            OPTION TO PURCHASE SOUTHERN OIL & GAS COMPANY (1/6/99) AS AMENDED BY FIRST (2/17/99) AND SECOND (3/26/99) AMENDMENTS:

           TBX Resources, Inc., a Texas Corporation, represented by Tim Burroughs, it's president, (hereafter TBX) and Southern Oil & Gas Company, a Nevada Corporation, represented by George A. Olsen, Jr., it's president and majority stockholder, (hereafter SOG) hereby agree:

           TBX will purchase SOG for the sum of One Million Dollars ($1,000,000.00) payable as follows:

           Payment by TBX to SOG of the sum of One Hundred Thousand Dollars ($100,000.00) will commence an option period effective through March 31, 2000, during which time TBX may complete the purchase of SOG stock until the remaining $900,000.00 has been paid.

           Each additional payment of not less than $100,000.00 by TBX shall entitle TBX to 10% of the shares of SOG. Such earned share certificates shall be issued by SOG within 21 days of receipt of payment from TBX. No partial shares representing less than 10% of SOG shall be issued by SOG, so all payments by TBX must be made in $100,000.00 increments or multiples of $100,000.00.

           TBX may continue to purchase SOG in $100,000.00 increments until it has paid $400,000.00 of the $900,000.00 balance due toward the purchase of SOG, at which time it will own 40% of the stock of SOG. Thereafter, the next payment must be a payment of $500,000.00 comprising the final payment of the $900,000.00. The original $100,000.00 paid for the option will not be redeemable for stock unless and until TBX has paid the $900,000.00. At such time SOG shall transfer the remaining 60% of the common stock of SOG to TBX. If the sale has not been completed by April 1, 2000, TBX will retain whatever interest it has acquired through payments of $ 100,000.00 each during the option period.

           During the option period, SOG will be operated and managed pursuant to the Operations and Management Contract, as amended, between the same parties. Any breach of this management contract during the term of this option agreement shall immediately terminate the option period.

           At the end of the option period the management contract will terminate.

           This agreement has been rewritten and amended by consent of the parties to clarify the positions of the parties, adjust the end of the option period to the fiscal year of SOG, continue the good will and understanding between the parties and to conclude this sale as soon as possible.

                                           George A. Olsen, Jr.
                                           Majority Shareholder of Southern
                                           Oil & Gas Company

O/S                                        By:  O/S
   ------------------------------               -------------------------------
           Christine Coley                      George A. Olsen, Jr.

                 AMENDMENT TO OPERATIONS AND MANAGEMENT CONTRACT

           BETWEEN TBX RESOURCES, INC. AND SOUTHERN OIL & GAS COMPANY

           TBX Resources, Inc., a Texas Corporation (hereafter TBX) represented herein by Tim Burroughs, it's President, and Southern Oil & Gas Company, a Nevada Corporation (hereafter SOG) represented herein by George A. Olsen, Jr., it's President, hereby amend their agreement dated January 29, 1999, as follows:

           The date July 31, 2000, in paragraph 1 is amended to March 31, 2000.

           Paragraph 2(c) is amended by changing "within 30 days" to "within 15 days" and by adding the following language:

           Should TBX fail to replenish the operating funds to $40,000 within 15 days from the date of notice, the option to purchase SOG will be suspended until such time as the operating funds are restored at $40,000 by TBX. Should the exigencies of operations require an immediate input of funds during the time that TBX has failed to restore the operating fund, and George A. Olsen, Jr., or a third party, advances the operating funds, TBX must pay the amount advanced to George A. Olsen, Jr., or the third party, as well as bringing the fund up to $40,000 before the option to purchase SOG can be exercised.

           The consideration for this amendment is to clarify the positions of the parties and the relationship of this agreement to the option to purchase agreement between the same parties and to continue the operations amicably.

           Done this 26th day of March, 1999.
                     ----        -----

WITNESSES:                                    TBX Resources, Inc.
                                              A Texas Corporation

 o/s                                          By: o/s
------------------------------                    -----------------------------
Christine Coley                                      Tim Burroughs
                                                     President

                                              Southern Oil & Gas Company
                                              A Nevada Corporation

                                              By: o/s
                                                  ----------------------------
                                                     George A. Olsen, Jr
                                                     President

           Done this 26th day of March 1999.

WITNESSES:                                    TBX Resources, Inc.
                                              A Texas Corporation

 o/s                                          By: o/s
------------------------------                    ----------------------------
Christine Coley                                      Tim Burroughs
                                                     President

                                              Southern Oil & Gas Company
                                              A Nevada Corporation

                                              By: o/s
                                                  ----------------------------
                                                     George A. Olsen, Jr.
                                                     President


                                              George A. Olsen, Jr.
                                              Majority Shareholder of
                                              Southern Oil &Gas Company
                                              By: o/s
                                                 -----------------------------
                                                     George A. Olsen, Jr.

                       OPERATIONS AND MANAGEMENT CONTRACT

           BETWEEN TBX RESOURCES, INC. AND SOUTHERN OIL & GAS COMPANY



TBX Resources, Inc., a Texas corporation, (hereafter TBX) represented herein by Tim Burroughs, its President, and Southern Oil & Gas Company, a Nevada corporation, (hereafter SOG), represented herein by George A. Olsen, Jr., its President, hereby agree as follows:

1. TBX has acquired an option to purchase the stock of SOG and has paid $100,000.00 for the option until July 31, 2000. The option is a companion agreement between the parties.

2. During the option period, TBX will assume the profits and losses of SOG as follows:

                      a) TBX will pay (US) $40, 000*** to SOG, to coverall costs of operation and profits from the operations.

                      b) All profits of SOG above the (US) $40, 000*** amount will be paid to TBX on a quarterly basis.

                      c) Should the operating funds fall below $15,000, TBX will forward an additional amount to SOG to replenish the funds to (US) $40, 000 * * * within 30 days from the date of notice.

                      d) SOG will be operated in a prudent manner to minimize losses and maximize profits.

                      e) This management contract will be effective on February 1, 1999.

                      f) Quarterly statements will be sent to TBX at 12300 Ford Road, Suite 265, Dallas, TX 75234.

                      g) SOG current management will continue daily operations of management and will supply TBX with necessary information.

3. When TBX pays the amount due SOG for the purchase of SOG this agreement will terminate.



Done this 29th day of January, 1999.

WITNESSES:                                    TBX Resources, Inc.
                                              A Texas Corporation

 o/s                                          By: o/s
------------------------------                    -----------------------------
Christine Coley                                      Tim Burroughs
                                                     President

                                              Southern Oil & Gas Company
                                              A Nevada Corporation

                                              By: o/s
                                                  ----------------------------
                                                     George A. Olsen, Jr.
                                                     President